Exhibit 3.1

ROSS MILLER Secretary of State 204 North Carson Street, Suite 4 Carson City, Nevada 89701-4520 (775) 684 5708 Website: www.nvsos.gov

Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)	Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20140311998-58 __ Filing Date and Time 04/29/2014 9:55 AM Entity Number E0226642014-8

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY
1. Name of Corporation:	Seguin Natural Hair Products Inc.
2. Registered Agent for Service of Process: (check only one box)	☒ Commercial Registered Agent: Vcorp Services, LLC Name ☐ Noncommercial Registered Agent (name and address below)	OR	☐ Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
Nevada
Street Address	City		Zip Code
Nevada
Mailing Address (if different from street address)	City		Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 500,000,000	Par Value per share: $0.0001	Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1. Oivi Launonen
Name
	Route de la Foret	Culles-les-Roches France		F-71460
	Street Address	City	State	Zip Code
2.
Name

	Street Address	City	State	Zip Code
5. Purpose: (optional: see instructions)	The purpose of this corporation shall be:

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)
I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Farah Moiso
			X /s/ Farah Moiso
	Name		Incorporator Signature
	25 Robert Pitt Drive, Suite 204	Monsey	NY	10952
	Address	City	State	Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. X /s/ Farah Moiso	4/29/2014
	Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity	Date

This form must be accompanied by appropriate fees.	Nevada Secretary of State NRS 78 Articles
Revised: 7-25-13